EXHIBIT 25.7


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                                  ------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                                  36-0899825
                                                             (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                     60670-0126
 (Address of principal executive offices)                       (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                                ---------------

                                THE AES TRUST V
              (Exact name of obligor as specified in its charter)

             Delaware                                       to be applied for
  (State or other jurisdiction of                           (I.R.S. employer
   incorporation or organization)                        identification number)


       1001 North 19th Street
         Arlington, Virginia                                      22209
(Address of principal executive offices)                        (Zip Code)


                              Preferred Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
               supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
               corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 29th day of June, 1999.


                                    The First National Bank of Chicago,
                                    Trustee

                                    By /s/ Steven M. Wagner
                                      --------------------------------
                                           Steven M. Wagner
                                           First Vice President


* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                 June 29, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of The Amended and Restated Declaration of Trust of AES Trust V, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                       Very truly yours,

                       The First National Bank of Chicago

                       By: /s/ Steven M. Wagner
                          ------------------------------
                               Steven M. Wagner
                               First Vice President

                                   EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago     Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                         Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                     Dollar Amounts in thousands       C400
                                                                                                                       -----
                                                                                     RCFD          BIL MIL THOU
                                                                                     ----          -------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule               RCFD
     RC-A):                                                                          ----
     a. Noninterest-bearing balances and currency and coin(1)...................     0081          3,809,517            1.a
     b. Interest-bearing balances(2)............................................     0071          4,072,166            1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)...............     1754                  0            2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)............     1773         12,885,728            2.b
3.   Federal funds sold and securities purchased under agreements to
     resell.....................................................................     1350          4,684,756            3.
4.   Loans and lease financing receivables:                                          RCFD
     a. Loans and leases, net of unearned income (from Schedule                      ----
        RC-C)...................................................................     2122         34,304,806            4.a
     b. LESS: Allowance for loan and lease losses ..............................     3123            411,476            4.b
     c. LESS: Allocated transfer risk reserve ..................................     3128              3,884            4.c
                                                                                     RCFD
     d. Loans and leases, net of unearned income, allowance, and                     ----
        reserve (item 4.a minus 4.b and 4.c) ...................................     2125         33,889,446            4.d
5.   Trading assets (from Schedule RD-D)........................................     3545          5,100,499            5.
6.   Premises and fixed assets (including capitalized leases)...................     2145            754,052            6.
7.   Other real estate owned (from Schedule RC-M)...............................     2150              5,244            7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).............................................     2130            201,068            8.
9.   Customers' liability to this bank on acceptances outstanding...............     2155            265,041            9.
10.  Intangible assets (from Schedule RC-M).....................................     2143            285,709           10.
11.  Other assets (from Schedule RC-F)..........................................     2160          2,987,184           11.
12.  Total assets (sum of items 1 through 11)...................................     2170         68,940,410           12.

---------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago     Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                         Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Continued

                                                                                          Dollar Amounts in
                                                                                              thousands
                                                                                          -----------------

LIABILITIES
13.  Deposits:                                                                       RCON
     a. In domestic offices (sum of totals of columns A and C                        ----
        from Schedule RC-E, part 1).............................................     2200          22,163,664          13.a
        (1) Noninterest-bearing(1)..............................................     6631           9,740,100          13.a1
        (2) Interest-bearing....................................................     6636          12,423,564          13.a2
                                                                                     RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and                     ----
        IBFs (from Schedule RC-E, part II)......................................     2200          19,273,426          13.b
        (1) Noninterest bearing.................................................     6631             334,741          13.b1
        (2) Interest-bearing....................................................     6636          18,938,685          13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                  RCFD 2800     4,405,792           14
15.  a. Demand notes issued to the U.S. Treasury................................     RCON 2840       173,505           15.a
     b. Trading Liabilities (from Schedule RC-D)................................     RCFD 3548     4,824,567           15.b
                                                                                     RCFD
16.  Other borrowed money:                                                           ----
     a. With original maturity of one year or less..............................     2332          7,453,761           16.a
     b. With original maturity of more than one year............................     A547            330,300           16.b
     c. With original maturity of more than three years.........................     A548            357,737           16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding....................     2920            265,041           18.
19.  Subordinated notes and debentures..........................................     3200          2,600,000           19.
20.  Other liabilities (from Schedule RC-G).....................................     2930          1,878,367           20.
21.  Total liabilities (sum of items 13 through 20).............................     2948         63,726,160           21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..............................     3838                  0           23.
24.  Common stock...............................................................     3230            200,858           24.
25.  Surplus (exclude all surplus related to preferred stock)...................     3839          3,239,836           25.
26.  a. Undivided profits and capital reserves..................................     3632          1,813,367           26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities..............................................................     8434            (37,357)          26.b
     c. Accumulated net gains (losses) on cash flow hedges......................     4336                  0           26.c
27.  Cumulative foreign currency translation adjustments........................     3284             (2,454)          27.
28.  Total equity capital (sum of items 23 through 27)..........................     3210          5,214,250           28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)......................................     3300         68,940,410           29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of hte statement below that best                      ------------
     describes the most comprehensive level of auditing work performed for the bank                       Number
     by independent external auditors as of any date during 1996........................RCFD 6724..... N/A            M.1.
                                                                                                       ------------
1 =  Independent audit of the bank conducted in accordance           4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank            authority)
2 =  Independent audit of the bank's parent holding company          5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which           6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                                7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                 8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accouting firm (may be required by
     state chartering authority)
------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.